Exhibit 99.1

Entrepreneur Universe Bright Group Announces 2022 Fiscal Year Financial Results

Xi’an, China, March 30th, 2023 -- Entrepreneur Universe Bright Group (“EUBG” or the “Company”) (OTCQB: EUBG), a digital marketing consulting company, yesterday announced its audited financial results for the fiscal year ended December 31, 2022.

Mr. Guolin Tao, CEO of Entrepreneur Universe Bright Group commented, “As of December 31, 2022, the COVID-19 pandemic continues to be dynamic, and near-term challenges across the economy remain. Although vaccines are now being distributed and administered across many parts of the world, new variants of the virus have emerged and may continue to emerge that have shown to be more contagious. We continue to adhere to applicable governmental and commercial restrictions and to work to mitigate the impact of COVID-19 on our employees, customers, communities, liquidity and financial position.”

“Substantially all of the Company’s revenues and operations are concentrated in China. Consequently, our results of operations and financial performances have been affected since 2020 and into 2022. Due to widespread economic disruptions during the outbreak, demand for the Company’s consulting services by small and medium-sized enterprises were also adversely affected. Specifically, as a result of government mandated closures of non-essential business in China, many of the Company’s customers’ business were suspended while others permanently closed their businesses, which has had an adverse impact on our business and financial condition and has hampered our ability to generate revenue and access usual sources of liquidity on reasonable terms.” Mr. Tao added.

2022 Financial Results:

	2022	2021
Revenue	$3,507,590	$5,637,396
Cost of revenue	(663,486)	(1,827,082)
Gross profit	2,844,104	3,810,314
Selling expenses	(40,165)	(253,958)
General and administrative expenses	(1,683,575)	(1,668,432)
Total other (expenses) income, net	(14,311)	187,392
Income before income tax	1,106,053	2,075,316
Income tax expense	(701,435)	(988,916)
Net income	$404,618	$1,086,400

Revenue and cost of revenue: During the year ended December 31, 2022, we generated revenue of $3,507,590 compared to $5,637,396 for the year ended December 31, 2021, representing a decrease of $2,129,806 or 37.8% as compared with the prior year. The decrease was mainly due to our consultancy services income, generated from clients who engaged in online courses business, dropped by $2,701,529 as compared with last year. This was because the end customers became more patience and cautious in choosing online courses. Besides, we suspended the digital training services with Jade Bird since March 22, 2022, resulted a drop of revenue by $913,716 or 77.7% in 2022. We continued to seek different business opportunities to stabilize our income streams. In 2022, we started a new income stream, provides consultancy services to a customer who engaged in live streaming business, which contributed revenue of $1,252,854 during the year ended December 31, 2022. However, this new income stream only compensated a part of the revenue reduction in current year.

Cost of revenue was $663,486 for the year ended December 31, 2022 compared to $1,827,082 for the year ended December 31, 2021, representing a decrease of $1,163,596 or 63.7% as compared with last year. The decrease of cost of revenue is mainly due to 1) direct operation costs of the digital training related services dropped by $755,638 or 79% as compared with the prior year, which was generally aligned with the drop of digital training related services of 77.7%; 2) direct staff cost dropped by $407, 958 or 46.6% as compared with the prior year because certain senior staff were reassigned to focus on business management.

Selling expenses: During the year ended December 31, 2022, we incurred $40,165 selling expenses compared to $253,958 for the year ended December 31, 2021, representing a decrease of $213,793 or 84.2% as compared with the prior year. The decrease of selling expenses was mainly due to the tightening of entertainment policies during the year and the staff costs incurred in selling activities were dropped by $134,696 or 88.9% for the year ended December 31, 2022.

General and administrative expenses: During the year ended December 31, 2022, we incurred $1,683,575 general and administrative expenses compared to $1,668,432 for the year ended December 31, 2021, representing a slight increase of $15,143 or 0.9% as compared with the prior year. Our general and administrative expenses consisted mainly of audit fees, professional fees, payroll expenses and consultancy fees.

Total other (expense) income, net: During the year ended December 31, 2022, we incurred net other expenses of $14,311 compared to net other income $187,392 for the year ended December 31, 2021. The difference of $201,703 was mainly due to exchange loss of $175,810 resulting from the exchange rate appreciation of HKD against RMB for the year ended December 31, 2022. Our net other (expenses) income mainly consisted of bank interest income, exchange rate differences and certain sundry incomes.

Income tax expense: During the year ended December 31, 2022, we incurred income tax expense of $701,435 compared to $988,916 for the year ended December 31, 2021, representing a decrease of $287,481 or 29.1% as compared with the prior year. The income tax expenses were charged in China and Hong Kong.

For the year ended December 31, 2022, our income tax expenses comprised of current tax expenses and deferred tax expenses of $540,840 and $160,595, respectively, compared to current tax expenses and deferred tax expenses of $767,877 and $221,039 for the year ended December 31, 2021.

Net income: we generated a net income of $404,618 and $1,086,400 for the year ended December 31, 2022 and 2021, respectively.

Cash and cash equivalents: As of December 31, 2022, the company had cash and cash equivalents of $7,193,591 compared to $7,649,129 as of December 31, 2021.

About ENTREPRENEUR UNIVERSE BRIGHT GROUP

ENTREPRENEUR UNIVERSE BRIGHT GROUP is a digital marketing consultation company with its main operation in China, providing marketing consulting services to Chinese start-up companies. The company provides consulting services, sourcing and marketing services in China through its PRC subsidiary with support from its HK subsidiary. Its PRC subsidiary provides services aimed at connecting businesses with e-commerce platforms.  The integrated service platform focuses on strategic marketing and consulting. The company’s mission is to help start-up companies and small-size companies and guide these companies’ founders in utilizing the company’s digital marketing consulting plan to reach their business goals. For more information about the Company, please visit: http://www.eubggroup.com/.

Safe Harbor Statement

This press release contains projections and “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 related to the Company’s business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as “may, “will, “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the following:  the Company’s goals and strategies; the Company’s future business development; financial condition and results of operations; product and service demand and acceptance; reputation and brand; the impact of competition and pricing; changes in technology; government regulations; fluctuations in general economic and business conditions in China and assumptions underlying or related to any of the foregoing and other risks contained in reports filed by the Company with the SEC.  For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

For more information, please contact:

The Company:

Jianyong Li

Email: lijianyong@eubggroup.com

Phone: +86-(029) 86100263

Investor Relations:

Hana Yin
EverGreen Consulting Inc.
Email: IR@changqingconsulting.com

Phone: +1-949-416-8888 (from U.S.)

+86 185-0119-2929 (from China)

ENTREPRENEUR UNIVERSE BRIGHT GROUP

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2022 AND 2021

(In U.S. dollars except for number of shares)

	December 31, 2022	December 31, 2021

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$7,193,591	$7,649,129
Accounts receivable	234,978	67,940
Other receivables and prepayments	73,069	55,925
Total current assets	7,501,638	7,772,994

NON-CURRENT ASSETS
Plant and equipment, net	188,889	281,448
Operating lease right-of-use assets, net	83,077	146,698
Total non-current assets	271,966	428,146

TOTAL ASSETS	$7,773,604	$8,201,140

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$-	$115,833
Other payables and accrued liabilities	369,727	402,158
Contract liabilities	-	216,142
Receipt in advance	1,710	5,161
Operating lease liabilities, current	54,705	59,370
Tax payables	94,758	39,545
Amount due to a director	167,936	171,443
Total current liabilities	688,836	1,009,652

NON-CURRENT LIABILITY
Deferred tax liabilities	172,196	342,546
Operating lease liabilities, non-current	28,372	87,328
Total non-current liabilities	200,568	429,874

TOTAL LIABILITIES	889,404	1,439,526

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.0001 per share, 1,100,000 shares authorized, Nil (December 31, 2021: Nil) shares issued and outstanding as of December 31, 2022	-	-
Common stock, par value $0.0001 per share; 1,800,000,000 shares authorized, 1,701,181,423 (December 31, 2021: 1,701,181,423) shares issued and outstanding as of December 31, 2022	170,118	170,118
Additional paid-in capital	6,453,048	6,453,048
Statutory reserves	65,911	65,911
Retained earnings (accumulated deficit)	47,215	(357,403)
Accumulated other comprehensive income	147,908	429,940
Total stockholders’ equity	6,884,200	6,761,614
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$7,773,604	$8,201,140

ENTREPRENEUR UNIVERSE BRIGHT GROUP

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

(In U.S. dollars except for number of shares)

	2022	2021
Revenue	$3,507,590	$5,637,396
Cost of revenue	(663,486)	(1,827,082)
Gross profit	2,844,104	3,810,314
Selling expenses	(40,165)	(253,958)
General and administrative expenses	(1,683,575)	(1,668,432)
Profit from operations	1,120,364	1,887,924
Other income (expenses):
Interest income	42,901	76,952
Exchange loss	(175,810)	(476)
Sundry income	118,598	110,916
Total other (expenses) income, net	(14,311)	187,392
Income before income tax	1,106,053	2,075,316
Income tax expense	(701,435)	(988,916)
Net income	$404,618	$1,086,400
Other comprehensive income
Foreign currency translation adjustment	(282,032)	104,193
Total comprehensive income	$122,586	$1,190,593

Net income per share - Basic and diluted	$0.00 *	$0.00 *
Weighted average number of common shares outstanding
- Basic and Diluted	1,701,181,423	1,701,181,423

*	Less than $0.01 per share

ENTREPRENEUR UNIVERSE BRIGHT GROUP

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

(In U.S. dollars)

	2022	2021
Cash flows from operating activities
Net income	$404,618	$1,086,400
Adjustments to reconcile net income to cash used in operating activities:
Depreciation	81,918	83,212
Amortization of operating lease right-of-use assets	53,403	39,367
Deferred tax	(152,190)	(293,366)
Changes in operating assets and liabilities:
Other receivables and prepayments	(20,252)	(5,186)
Accounts receivable	(176,709)	137,165
Accounts payable	(109,414)	115,561
Amount due to a shareholder	-	(53,000)
Other payables and accrued liabilities	(19,555)	(220,493)
Tax payables	59,976	(563,979)
Contract liabilities	(204,164)	215,636
Receipt in advance	(3,122)	(45,909)
Operating lease liabilities	(53,403)	(43,745)
Net cash (used in) generated from operating activities	(138,894)	451,663

Cash flows from investing activities
Purchase of property, plant and equipment	(9,704)	-
Loan receivables to unrelated parties	(1,040,307)	-
Repayments from unrelated parties	1,040,307	-
Acquisition of debt products	-	(2,789,855)
Redemption of debt products	-	5,889,695
Loan to a related company	-	(123,994)
Repayment from a related company	-	313,343
Net cash (used in) generated from investing activities	(9,704)	3,289,189

Cash flows from financing activities
Repayment to a director	(3,492)	(128,656)
Advance from a director	-	121,090
Net cash used in financing activities	(3,492)	(7,566)

Effect of exchange rates on cash	(303,448)	69,373

Net (decrease) increase in cash and cash equivalents	(455,538)	3,802,659
Cash and cash equivalents at beginning of year	7,649,129	3,846,470
Cash and cash equivalents at end of year	$7,193,591	$7,649,129

Supplemental cash flow information
Cash paid during the period for:
Income taxes	$497,678	$1,326,242
Withholding tax paid	$312,092	$518,702

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